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                                                                   Exhibit 10.39


                          LIMITED PARTNERSHIP AGREEMENT


                                       of


                              PW PARTNERS 1996 L.P.


                          Dated as of February 14, 1997

               THE LIMITED PARTNERSHIP INTERESTS EVIDENCED BY THIS
              PARTNERSHIP AGREEMENT HAVE NOT BEEN REGISTERED UNDER
        THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES LAW AND
                           MUST BE HELD INDEFINITELY.

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                             Table of Contents

      Page

                                    ARTICLE I

                             Definitions and Terms                             1

1.01.  Definitions                                                             1
1.02.  Terms Generally                                                         6

                                   ARTICLE II

                                The Partnership                                6

2.01. Name                                                                     6
2.02. Term                                                                     6
2.03. Principal Place of Business                                              7
2.04. Registered Office in Delaware                                            7
2.05. Names and Addresses of the Partners                                      7
2.06. Conversion to Corporate Form                                             7

                                  ARTICLE III

                             Purpose and Powers                                7

3.01. Purpose and Powers                                                       7

                                  ARTICLE IV

                           Management and Control                              8

4.01. Authority of the General Partner                                         8
4.02. Expenses                                                                 9
4.03. Management Fees                                                          9

                                   ARTICLE V

                            Capital Contributions                              9

5.01. Limited Partner Capital Contributions                                    9
5.02. General Partner Capital Contributions                                   10

                                  ARTICLE VI

                       Allocations and Distributions                          10

6.01. Allocation of Net Income and Net Loss                                   10
6.02. Liability of General and Limited Partners                               12
6.03. Allocations for Tax Purposes                                            12
6.04. Valuation                                                               13
6.05. Distributions and Interest Equivalent                                   13

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                                ARTICLE VII

                                Partners                                      14
7.01.  Designation of Limited Partners                                        14
7.02.  Vesting of Interests; Purchase of a Limited Partner's
      Interest                                                                15
7.03.  Transfer of a Limited Partner's Interest                               16
7.04.  Transfer of General Partner's Interest                                 16
7.05.  Admission or Substitution of New Limited Partners                      16
7.06.  Withdrawal of a Limited or General Partner                             17
7.07.  Final Events with Respect to a Partner                                 17
7.08.  Continuation of Partnership                                            17
7.09.  Compliance with Law                                                    17

                               ARTICLE VIII

                     Dissolution of the Partnership                           18
8.01.  Dissolution                                                            18
8.02.  Amounts Reserved                                                       19

                                ARTICLE IX

                          Reports to Partners                                 19
9.01.  Books of Account                                                       19
9.02.  Fiscal Year                                                            20

                                 ARTICLE X

                             Miscellaneous                                    20
10.01. Governing Law                                                          20
10.02. Indemnification                                                        20
10.03. Notice                                                                 20
10.04. Counterparts                                                           20
10.05. Completeness and Amendments                                            20
10.06. Power of Attorney                                                      21
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                                                                   Exhibit 10.39

                              PW PARTNERS 1996 L.P.

            LIMITED PARTNERSHIP AGREEMENT, dated as of February 14, 1997 (this "Agreement"), among PW Partners Inc., a Delaware corporation, as general partner, and the Persons listed on the signature pages hereof, as limited partners.

            The parties hereto, in consideration of their mutual covenants herein contained, hereby agree to become partners and to form a limited partnership (the "Partnership") under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") upon the filing for record of the Certificate of Limited Partnership in the office of the Secretary of State as required by Section 17-201 of the Delaware Act, for the purposes and duration, and upon the terms and conditions, hereinafter set forth, and further hereby mutually covenant and agree as follows:

                                    ARTICLE I

                              Definitions and Terms

            1.01. Definitions. For the purposes of this Agreement, the following terms shall have the corresponding meanings, except as otherwise specifically provided herein:

            "Affiliate" shall mean, with respect to another Person, any Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such other Person.

            "Approved Retirement" shall mean retirement of a Limited Partner approved in advance by the Compensation Committee.

            "Bankruptcy" shall mean, with respect to any Person, the occurrence of any of the following events: (i) the filing of an application by such Person for, or a consent to, the appointment of a trustee or custodian of its assets;
(ii) the filing by such Person of a voluntary petition in bankruptcy or the seeking of relief under Title 11 of the United States Code, as now constituted or hereafter amended, or the filing of a pleading in any court of record admitting in writing his inability to pay his debts as they become due; (iii) the failure of such Person to pay his debts as such debts become due; (iv)Ethe making by such Person of a general assignment for the benefit of creditors; (v) the filing by such Person of an answer admitting the material allegations of, or his consenting to or defaulting in answering, a bankruptcy petition filed against him in any bankruptcy proceeding or petition seeking relief under Title 11 of the United States Code, as now constituted or as hereafter amended; or
(vi) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Person a bankrupt or insolvent or for relief in respect of such Person or appointing a trustee or custodian of his assets and the continuance of such order, judgment or decree unstayed and in effect for a period of 60 consecutive days.

            "Call Period" shall mean the period during which the General Partner may call upon Limited Partners to make Capital Contributions to the

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Partnership pursuant to Article V hereof. The Call Period will commence on the
Initial Contribution Date and will end on the date that is 18 months after the Initial Contribution Date. The General Partner, in its sole discretion, may extend the Call Period for up to an additional six months.

            "Capital Account" shall mean, with respect to any Partner, an account maintained for such Partner to which is credited such Partner's Capital Contributions and any Net Income and specially allocated income items allocated to such Partner pursuant to Section 6.01 and from which is debited any distributions to such Partner and any Net Loss and specially allocated deductions allocated to such Partner pursuant to SectionE6.01. Capital Accounts shall be maintained in accordance with the Treasury Regulations under SectionE704(b) of the Code (including the provisions thereof for adjusting Capital Accounts in the event of any distribution in kind or the admission of a new partner).

            "Capital Call Notice" shall mean a capital call notice distributed by the General Partner to the Limited Partners pursuant to Section 5.01.

            "Capital Commitment" shall mean, with respect to a Limited Partner, the maximum amount of Capital Contributions that such Limited Partner has agreed to contribute to the Partnership in connection with his Interests, and, with respect to the General Partner, the maximum amount of Capital Contributions that the General Partner has agreed to contribute pursuant to SectionE5.02.

            "Capital Contribution" shall mean, with respect to any Partner, a contribution of capital to the Partnership made by such Partner in accordance with Article V.

            "Cause" shall mean, with respect to any Limited Partner, (i) the willful and continued failure by the Limited Partner to perform substantially his or her duties with PaineWebber (other than such failure resulting from the Limited Partner's incapacity due to physical or mental illness), (ii)Ethe engaging by the Limited Partner in illegal conduct, including, but not limited to, the violation, in the sole opinion of PaineWebber, of any state or federal securities, commodities or insurance statute or regulation, (iii)Ethe engaging by the Limited Partner in conduct in violation, in the sole opinion of PaineWebber, of any provision of the constitution, by-laws, or rules or regulations of any securities or commodities or insurance exchange or association of which PaineWebber is now or may later become a member or in violation of the Code of Conduct or published policies of PaineWebber or
(iv)Ethe willful engaging by the Limited Partner in any act of serious dishonesty which adversely affects or, in the sole opinion of PaineWebber, could in the future adversely affect, the value, reliability or performance of the Limited Partner to PaineWebber (including any misrepresentations by the Limited Partner to PaineWebber of prior production levels or any prior or existing customer complaint, or regulatory, administrative, civil or criminal matter affecting the Limited Partner's employment). For purposes of this definition, no act, or failure to act, on the part of the Limited Partner shall be considered "willful" unless done, or omitted to be done, by the Limited Partner in bad faith and without reasonable belief that his or her action or omission was in, or not opposed to, the best interest of PaineWebber.

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            "Certificate of Limited Partnership" shall mean the Certificate of
Limited Partnership dated and filed for record in the Office of the Secretary of State of Delaware on the Closing Date, pursuant to Section 17-201 of the Delaware Act.

            "Change in Control" shall mean the occurrence of any of the following events:

            (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than PWG, a subsidiary, any trustee or other fiduciary holding securities under an employee benefit plan of PWG or a subsidiary, or any corporation owned, directly or indirectly, by the stockholders of PWG in substantially the same proportions as their contemporaneous ownership of voting securities of PWG, is or becomes a 20% Beneficial Owner. For purposes of this provision, a "20% Beneficial Owner" shall mean a person who is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of PWG representing 20% or more of the combined voting power of PWG's then-outstanding voting securities; provided that (i) the term "20% Beneficial Owner" shall not include any beneficial owner who has crossed such 20% threshold solely as a result of an acquisition of securities directly from PWG, or solely as a result of an acquisition by PWG of PWG securities, until such time thereafter as such person acquires additional voting securities other than directly from PWG and, after giving effect to such acquisition, such person would constitute a 20% Beneficial Owner, and
      (B) with respect to any person who is and remains eligible to file a
      Schedule 13G pursuant to Rule 13d-1(b)(1) under the Exchange Act with respect to PWG securities, there shall be excluded from the number of securities deemed to be beneficially owned by such person for purposes of determining whether such person is a 20% Beneficial Owner a number of securities representing 10% of the combined voting power of PWG's then-outstanding voting securities;

            (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of PWG (the "PWG Board"), together with any new director (other than a director designated by a person who has entered into an agreement with PWG to effect a transaction described in paragraph (a), (c) or (d) hereof) whose election by the PWG Board or nomination for election by PWG's stockholders was approved by a vote of at least two-thirds (_) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

            (c) the stockholders of PWG approve a merger, consolidation, recapitalization or reorganization of PWG, or a reverse stock split of any class of voting securities of PWG, or the consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 80% of the total voting power represented by the voting securities of PWG or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together beneficially owned at least 80% of the combined

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      voting power of the voting securities of PWG outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph (c), such continuity of ownership
      (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 80% threshold (or to substantially preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of PWG or such surviving entity or of any subsidiary of PWG or such surviving entity;

            (d) the stockholders of PWG approve a plan of complete liquidation of PWG or an agreement for the sale or disposition by PWG of all or substantially all of PWG's assets (or any transaction having a similar effect); or

            (e) any other event which the PWG Board determines shall constitute a Change in Control for purposes of this Agreement.

            "Closing Date" shall mean the date of the closing of the Partnership, which shall be communicated by the General Partner to the Limited Partners.

            "Code" shall mean the Internal Revenue Code of 1986, as from time to time amended and in effect.

            "Compensation Committee" shall mean the Compensation Committee of the PWG Board.

            "Contribution Date" shall mean each date during the Call Period, fixed by the General Partner in its discretion, on which Capital Contributions shall be made by the Limited Partners.

            "Cost of Funds Rate" shall mean the average daily cost of funds of PaineWebber determined by its Treasurer's Office.

            "Disinterested Director" shall mean any member of the PWG Board (a) who is not an officer or employee of PWG, PWI or any of their subsidiaries, (b) who is not a 20% Beneficial Owner or an affiliate or associate of a 20% Beneficial Owner or a nominee or representative of a 20% Beneficial Owner or of any such affiliate or associate and (c) who was a member of the PWG Board prior to the Initial Contribution Date or was recommended for election or elected by a majority of the Disinterested Directors then on the PWG Board.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Final Event" shall mean the death, adjudication of incompetency, Bankruptcy, liquidation, dissolution or withdrawal from the Partnership of any Person who is a Partner.

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            "Fixed Return" shall mean the cumulative preferred annual return on the General Partner's aggregate Capital Contributions equal to the Cost of Funds Rate plus 0.50% or, if higher, an amount determined by the General Partner with reference to the lowest United States federal rate available for interest on loans then utilized by the Internal Revenue Service in connection with below-market loans. For any taxable year, to the extent of the lesser of (i) the amount by which the cumulative Fixed Return exceeds the income of the Partnership and (ii) the amount of Capital Contributions of the Limited Partners recouped by the Partnership and not previously distributed to the Limited Partners, the Fixed Return shall be considered an expense (the "Interest Equivalent") of the Partnership for federal income tax purposes, thereby reducing the Partnership's Net Income or increasing the Partnership's Net Loss (as the case may be), and shall not be treated as a distribution for purposes hereof, including for purposes of maintaining Partner Capital Accounts. The portion of the Fixed Return that exceeds any Interest Equivalent is referred to as the "Net Fixed Return."

            "Formula Price" shall mean, with respect to any Limited Partner, the sum of such Limited Partner's Capital Contributions less any prior distributions made to such Limited Partner (including distributions, if any, for the payment of taxes made in the sole discretion of the General Partner).

            "General Partner" shall mean the Person named herein as General Partner and any Person admitted as an additional or substitute General Partner, so long as any such Person shall remain a General Partner.

            "Initial Contribution" shall mean the Capital Contribution made by each Limited Partner in cash on the Initial Contribution Date and shall be equal to at least 25% of the Capital Commitment of each such Limited Partner. Upon at least five business days' prior written notice from the General Partner, the Initial Contribution may be increased.

            "Initial Contribution Date" shall mean the date of the closing of the Partnership or, if another date, the date specified by the General Partner for the making of Initial Contributions.

            "Interests" shall mean limited partnership interests in the Partnership.

            "Investments" shall mean an investment made by the Partnership and may include, but shall not be limited to, common and preferred stock or other equity interests (including warrants, rights, swaps, put and call options and other options relating thereto or any combination thereof), partnership interests, contract rights, trust interests, notes, bonds, debentures, trust receipts and other obligations, interests in entities organized or controlled by PaineWebber, instruments or evidences of indebtedness, choses in action, other property or interests commonly regarded as securities, interests in real property, whether improved or unimproved, interests in oil and gas properties and mineral properties, interests in "hedge funds" or similar investment vehicles, whether or not registered under the Investment Company Act of 1940, as amended, short-term investments commonly regarded as money market investments, bank deposits, interests in personal property of all kinds, whether tangible or intangible, and cash.

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            "Limited Partner" shall mean any of the Persons named herein as
Limited Partners or any other Person admitted as an additional or substitute Limited Partner, so long as such Person shall remain a Limited Partner.

            "Limited Partnership Percentage" shall mean, with respect to any Limited Partner, the Capital Contributions of such Limited Partner divided by the Capital Contributions of all of the Limited Partners.

            "Net Income" ("Net Loss") shall mean the net income (net loss) realized by the Partnership for federal income tax purposes, with the following adjustments:

            (i) any income that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss hereunder shall be added to such income or loss;

            (ii) any expenditures described in Section 705(a)(2)(B) of the Code or treated as Code SectionE705(a)(2)(B) expenditures pursuant to applicable Treasury Regulations under Section 704 of the Code and not otherwise taken into account in computing Net Income or Net Loss hereunder shall be subtracted from such taxable income or Net Loss;

            (iii) such income or loss shall be adjusted as otherwise required under the Treasury Regulations under Section 704 of the Code, including for the amount of any unrealized appreciation or depreciation in the value of any property distributed in kind; and

            (iv) items required to be specially allocated hereunder shall be disregarded.

            "Net Value" shall mean, with respect to any Investment as of any date, the value of the Investment on such date, as determined in Section 6.04, minus the sum of the Partnership's liabilities incurred with respect to such Investment.

            "Operative Date" shall mean the date, if any, following a Change in Control that has been designated in a resolution adopted by a majority of the Disinterested Directors, in their sole discretion, as the Operative Date.

            "PaineWebber" shall mean PWG or any Affiliate of PWG.

            "Partner" shall mean any Person who is a partner in the Partnership, whether the General Partner or a Limited Partner.

            "Person" shall include any individual, corporation, partnership, association, trust, joint stock company or unincorporated organization.

            "PWG" shall mean Paine Webber Group Inc., a Delaware corporation.

            "PWI" shall mean PaineWebber Incorporated, a Delaware corporation.

            "Reserve Interest" shall mean an Interest purchased by the General Partner for the purpose of selling such Interest to a new or existing Limited Partner at a later date, which sale may occur at any time.

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            "Successor in Interest" shall mean any (a) shareholder of; (b)
trustee, custodian, receiver or other Person acting in any bankruptcy or reorganization proceeding with respect to; (c) assignee for the benefit of the creditors of; (d) officer, director or partner of; (e) trustee or receiver, or former officer, director or partner, or other fiduciary acting for or with respect to the dissolution, liquidation or termination of; (f)Eexecutor, administrator, committee, legal representative or other successor or assign of; or (g) beneficiary of any Partner, whether by operation of law or otherwise.

            "Valuation Price" shall mean, with respect to any Limited Partner, the sum of (a) such Limited Partner's Capital Account (calculated as of the last business day of the Partnership's fiscal quarter in which such Limited Partner ceased to be employed by PaineWebber) plus (minus) (b) such Limited Partner's share of any unrealized appreciation (depreciation) in the Net Value of each Investment held by the Partnership.

            1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All the terms herein that relate to accounting matters shall be interpreted in accordance with generally accepted accounting principles from time to time in effect. All references to "Sections" and "Articles" shall refer to Sections and Articles of this Agreement unless otherwise specified. The words "hereof" and "herein" and similar terms shall relate to this Agreement.

                                   ARTICLE II

                                 The Partnership

            2.01. Name. The Partnership shall conduct its activities under the name of PW Partners 1996 L.P. The General Partner shall have the power at any time to change the name of the Partnership. The General Partner shall give prompt notice of any such change to each Limited Partner.

            2.02. Term. The Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of Delaware on the Closing Date, and shall continue through the close of business on the fifth anniversary of the Closing Date, unless sooner terminated at the discretion of the General Partner at any time after JanuaryE10, 2000 pursuant to SectionE8.01(a) or otherwise pursuant to the provisions of SectionE7.02(a) or
7.08 or extended pursuant to this Section 2.02. The General Partner may, at any time on or prior to the fifth anniversary of the Closing Date, extend the stated termination date of the Partnership one or more times by up to five additional years in the aggregate to take advantage of investment opportunities or if the General Partner determines that such extensions are in the best interests of the Partnership or that such extensions may permit the General Partner to recover its capital. Thereafter, the General Partner may extend the term of the Partnership for any period, in its sole discretion, for the sole purpose of holding any Investment

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that is illiquid and undistributable. Notwithstanding the foregoing, any such extension shall be subject to earlier termination pursuant to the provisions of this Section 2.02 and Sections 7.02(a), 7.08 and 8.01(a). No consent of the Limited Partners is necessary for the General Partner to (i)Eextend the term of the Partnership or (ii)Eterminate the Partnership at any time after JanuaryE10, 2000.

            2.03. Principal Place of Business. The principal place of business of the Partnership shall be at 1285 Avenue of the Americas, New York, New York 10019, or such other place, either within or without the State of Delaware, as may be designated by the General Partner from time to time. The General Partner shall give prompt notice of any change in its principal place of business to each Limited Partner.

            2.04. Registered Office in Delaware. The address of the Partnership's registered office in Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Partnership's registered agent at such address is The Corporation Trust Company.

            2.05. Names and Addresses of the Partners. The name and address of each Partner is set forth on the signature page of each such Partner.

            2.06. Conversion to Corporate Form. In the event of changes in the law, regulations or interpretations applicable to the Partnership or its operations or changes in other circumstances which, in the sole judgment of the General Partner, render it desirable or helpful for the business of the Partnership to be conducted in a corporate rather than in a partnership form (including, without limitation, a limited liability company), the General Partner, without the approval of the Limited Partners, shall have the power to incorporate the Partnership or take such other action as it may deem advisable in light of such changed conditions, including, without limitation, dissolving the Partnership, transferring its assets as an entirety to a successor investment vehicle or causing it to merge with a successor investment vehicle.

                                  ARTICLE III

                               Purpose and Powers

            3.01. Purpose and Powers. The purpose of the Partnership is to acquire Investments that, in the opinion of the General Partner, present opportunities for capital appreciation, and to engage in such other businesses and activities as the General Partner may, in its discretion, determine. In furtherance of this purpose, the Partnership shall have all powers necessary, suitable or convenient for the accomplishment of this purpose, alone or with others, as principal or agent, including the following:

            (a) to buy, sell and otherwise acquire Investments, whether such Investments are readily marketable or not;

            (b) to invest and reinvest the cash assets of the Partnership in money market or other short-term Investments pending (i) the identification by the General Partner of Investments with suitable capital gains opportunities or (ii) a distribution permitted under Section 6.05 or
      Article VIII;

            (c) to hold, receive, mortgage, pledge, lease, transfer, exchange or otherwise dispose of or grant options with respect to and otherwise deal in and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to all property held or owned by the Partnership;

            (d) to borrow or raise money from time to time and to issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and nonnegotiable instruments and evidences of indebtedness, to secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, conveyance or assignment in trust of, or the granting of a security interest in, the whole or any part of the property of the Partnership, whether at the time owned or thereafter acquired, to guarantee the obligations of others and to buy, sell, pledge or otherwise dispose of any such instrument or evidence of indebtedness;

            (e) to lend any of its property or funds, either with or without security, at any legal rate of interest or without interest;

            (f) to have and maintain one or more offices within or without the State of Delaware, and in connection therewith, to rent or acquire office space, engage personnel and compensate them, and to do such other acts and things as may be advisable or necessary in connection with the maintenance of such office or offices;

            (g) to open, maintain and close accounts, including margin accounts, with brokers;

            (h) to open, maintain and close bank accounts and draw checks and other orders for the payment of money;

            (i) to engage accountants, custodians, investment advisers, attorneys and any and all other agents and assistants, both professional and nonprofessional, and to compensate them as may be necessary or advisable;

            (j) to form or cause to be formed and to own the stock of one or more corporations, whether foreign or domestic, and to form or cause to be formed and to participate in partnerships and joint ventures, whether foreign or domestic;

            (k) to enter into, make and perform all contracts, agreements and other undertakings as may be necessary or advisable or incident to carrying out its purpose;

            (l) to sue and be sued, to prosecute, settle or compromise all claims against third parties, to compromise, settle or accept judgment to claims against the Partnership, and to execute all documents and make all representations, admissions and waivers in connection therewith; and

            (m) to distribute, subject to the limitations hereinafter set forth in Section 6.05 or otherwise, at any time and from time to time to all of the Partners cash or Investments or other property of the Partnership or any combination thereof.

                                   ARTICLE IV

                             Management and Control

            4.01. Authority of the General Partner. (a) The management and operation of the Partnership and the formulation and execution of investment policy shall be vested exclusively in the General Partner. The General Partner shall, in its sole discretion, exercise all powers necessary or convenient for the purposes of the Partnership, including those enumerated in Section 3.01, on behalf and in the name of the Partnership. If at any time the Partnership shall have two or more General Partners, then each such General Partner shall have the full authority of the General Partner under this Agreement; provided, however, that any controversy among the General Partners shall be resolved in favor of the General Partners having the greater interest in the Partnership (based upon Capital Contributions).

            (b) A Limited Partner shall have no right to, and shall not, take part in the management or control of the Partnership's business or act for or bind the Partnership, and shall have only the rights and powers granted to Limited Partners herein.

            (c) No provision of this Agreement shall be construed to preclude any Partner, or any Affiliate of any Partner, from engaging in any activity whatsoever, including receiving compensation from issuers of Investments for investment banking services, managing Investments, participating in Investments, brokerage or consulting arrangements or acting as an adviser to or participant in any corporation, partnership, trust or other business entity or from receiving compensation or profit therefor.

            4.02. Expenses. The initial organizational expenses of the Partnership will be paid by the General Partner or PaineWebber. Any such expenses paid by the General Partner shall not be accounted for as contributions to the Partnership and shall not affect the Capital Account or Capital Contributions of any Partner hereunder, other than for purposes of offsetting the General Partner's specially allocated deduction in respect of amortization of any corresponding organizational expenses. The Partnership will pay its own operational and liquidation expenses and will also bear the costs and expenses directly related to the purchase or sale of Investments by the Partnership (including brokerage fees and commissions, transfer taxes and costs relating to the registration or qualification for sale of such Investments). The Fixed Return shall not constitute an expense of the Partnership for purposes of this
Section 4.02.

            4.03. Management Fees. The General Partner shall not receive any fees or other compensation for serving as such pursuant to this Agreement.

                                    ARTICLE V

                              Capital Contributions

            5.01. Limited Partner Capital Contributions. (a) Subscriptions for Interests will be accepted and rejected by the General Partner in its sole discretion. Each Interest represents a Capital Commitment of $50,000. Fractional Interests may also be permitted in the sole discretion of the General Partner, but the minimum Capital Commitment of each Limited Partner is one Interest. The Initial Contributions are unconditionally due and payable on the Initial Contribution Date. The Initial Contributions will be deposited by the General Partner in a cash equivalent investment or a similar short-term investment vehicle until needed to fund an Investment or to pay an expense of the Partnership.

            (b) The balance of the Capital Commitments are due at any time during the Call Period upon subsequent call dates to be determined by the General Partner upon not less than five business days' prior written notice to the Limited Partners by delivery of Capital Call Notices for such date stating the amount and the due date of the Limited Partners' Capital Contributions. Unless the General Partner determines otherwise in its sole discretion, the General Partner will first apply the Initial Contributions to fund Investments or pay expenses of the Partnership before making subsequent capital calls on the Limited Partners. All Capital Contributions made to the Partnership by a Limited Partner, including the Initial Contributions, must be paid in cash. In the event that any Limited Partner fails to pay in full any Capital Contribution as the installment becomes due, the General Partner shall send to the Limited Partner a written notice by certified mail (or its equivalent) or by overnight courier stating that the installment is overdue. If such Limited Partner fails to pay the installment in full within five business days following the General Partner's mailing of the notice, the Limited Partner will be in breach of this Agreement and the General Partner may, in its sole discretion, do one or more of the following: (i) prohibit the defaulting Limited Partner from making any future Capital Contributions and (ii) either (A) repurchase some or all of the defaulting Limited Partner's Interests at 80% of the lesser of the Valuation Price and the Formula Price or (B)Ereduce by 20% (as liquidated damages) such defaulting Limited Partner's Interests, including the positive balance of such Limited Partner's Capital Account. If the General Partner determines to repurchase the Interests of a defaulting Limited Partner in accordance with the previous sentence, the General Partner shall provide the defaulting Limited Partner with written notice, sent by certified mail (or its equivalent) or by overnight courier, of the time and location at which such repurchase shall take place. If the General Partner prohibits such a defaulting Limited Partner from making any future Capital Contributions pursuant to clause (i), such defaulting Limited Partner will remain a participant in allocations of gain and loss to the extent of such defaulting Limited Partner's previous Capital Contributions, subject to any repurchase or reduction of such defaulting Limited Partner's Interests pursuant to clause (ii).

            (c) The General Partner, in its sole discretion, may purchase Reserve Interests on the Initial Contribution Date by making an Initial

Contribution and subsequent Capital Contributions with respect to such Reserve Interests. The General Partner may offer and sell Reserve Interests to prospective or existing Limited Partners at any time. Any Reserve Interests not sold by the General Partner shall be retained for the General Partner's account, and, subject to Sections 8.01(b) and 10.05 hereof, the General Partner shall have all of the rights and powers of a Limited Partner with respect to such Reserve Interests. A separate Capital Account shall be created and maintained for each Reserve Interest capitalized by the General Partner.

            5.02. General Partner Capital Contributions. The Capital Commitment of the General Partner shall be equal to five times the aggregate Capital Commitments of the Limited Partners (including the Capital Commitments represented by Reserve Interests held by the General Partner). The General Partner shall make Capital Contributions to the Partnership in an amount equal to five times the amount of the Limited Partner Capital Contributions then being used to make an Investment or pay an expense. In no event will the General Partner's aggregate Capital Contributions at any time be less than 1% of the aggregate Capital Contributions of all Partners or greater than five times the aggregate Capital Contributions of all Limited Partners (including the Capital Contributions represented by Reserve Interests held by the General Partner). The General Partner shall receive the Fixed Return on its outstanding Capital Contributions.

                                   ARTICLE VI

                          Allocations and Distributions

            6.01. Allocation of Net Income and Net Loss. (a) Net Income (or Net
Loss) of the Partnership shall be determined annually at the end of each fiscal year in accordance with the accounting methods followed by the Partnership for federal income tax purposes and shall thereafter be allocated among the Partners and credited to (or debited from) their respective Capital Accounts as follows:

            (i) Net Income shall be allocated as follows:

                  (A) first, if on a cumulative basis the General Partner has had Net Loss previously allocated to it in excess of Net Income previously allocated to it, then to the General Partner to the extent of such excess;

                  (B) second, to the General Partner up to an amount equal to the Net Fixed Return;

                  (C) third, if on a cumulative basis the Limited Partners have had Net Loss previously allocated to them in excess of Net Income previously allocated to them, to the Limited Partners to the extent of such excess; and

                  (D) fourth, any remaining Net Income shall be allocated 90% to the Limited Partners and 10% to the General Partner.

            (ii) Net Loss of the Partnership shall be allocated as follows:

                  (A) first, 90% to the Limited Partners and 10% to the General
            Partner in an amount equal to the excess, if any, of (x) the cumulative Net Income previously allocated to the Partners pursuant to clause (i)(D) above over (y) the cumulative Net Loss previously allocated to the Partners pursuant to this clause (ii)(A);

                  (B) second, 100% to the Limited Partners until the Limited
            Partners' Capital Accounts are reduced to zero; and

                  (C) third, 100% to the General Partner.

Net Income and Net Loss allocated to Limited Partners will be apportioned among the Limited Partners based upon Limited Partnership Percentages.

            (b) (i) Notwithstanding anything else contained in this Article VI,

                  (A) no item of deduction or loss shall be allocated to a
            Partner to the extent the allocation would cause a negative balance in such Partner's Capital Account (after taking into account the adjustments, allocations and distributions described in Treasury Regulation 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) except to the extent of amounts that such Partner is required to reimburse to the Partnership under Section 17-607(b) of the Delaware Act or any successor provision or otherwise by law, but rather such item of deduction or loss shall be allocated, first, to those Limited Partners with positive Capital Account balances, pro rata in proportion to such balances, and then to the General Partner; and

                  (B) if, during any fiscal period of the Partnership, any
            Partner unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that causes or increases a deficit in such Partner's Capital Account balance (as defined for purposes of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and as determined after all other allocations provided for in this Section
            6.01 have been tentatively made as if this Section 6.01(b)(i)(B) were not in this Agreement), there shall be allocated to such Partner a pro rata portion of each item of Partnership income, including gross income, and gain for such year in an amount and manner sufficient to eliminate such Partner's deficit Capital Account balance as quickly as possible.

To the extent possible and consistent with the Treasury Regulations under
Section 704 of the Code, any special allocation of items of income or gain pursuant to this Section 6.01(b)(i) shall be taken into account in computing subsequent allocations pursuant to this Section 6.01 and offset through specially allocated items with the objective that the cumulative net amount of all items allocated to each Partner may be equal to the amount that would have been allocated to such Partner if there had never been any allocation pursuant to this paragraph.

            (ii)The General Partner shall be specially allocated organizational expenses to the extent borne by it under Section 4.02 hereof.

            (c) No Limited Partner's Capital Account will be credited with interest.

            6.02. Liability of General and Limited Partners. (a) The General Partner shall have unlimited liability for the satisfaction and discharge of all losses, liabilities and expenses of the Partnership. The General Partner shall not have any liability for the return or repayment of the aggregate Capital Contributions of any Limited Partner.

            (b) Each Limited Partner or former Limited Partner shall be liable for the satisfaction and discharge of all losses, liabilities and expenses of the Partnership allocable to him, but only to the extent of his Capital Contributions. In no event shall any Limited Partner or former Limited Partner be obligated to make any additional Capital Contributions to the Partnership in excess of his Capital Commitment, or have any liability in excess of his Capital Contributions for the satisfaction and discharge of the losses, liabilities and expenses of the Partnership, except as otherwise provided under the Delaware Act. However, after any Limited Partner or former Limited Partner has received the return in whole or in part of any Capital Contribution, he shall nevertheless be liable to the Partnership for the amount of cash, Investments or other assets (valued as of the date of distribution thereof) so received necessary to discharge any losses, liabilities and expenses of the Partnership to any Person who extended credit or whose claims arose before such distribution was made, to the extent that the assets of the Partnership are not sufficient to discharge such losses, liabilities and expenses. Notwithstanding the foregoing, if the General Partner has purchased the Interests of a former Limited Partner pursuant to Section 7.02, the purchase price received by such former Limited Partner on such sale shall not be deemed to be a return of any of such former Limited Partner's Capital Contribution.

            (c) A Partner shall not have any obligation to the Partnership or to any other Partner to restore any negative balance in the Capital Account of such Partner. Until distribution of any such Partner's interest in the Partnership upon the dissolution of the Partnership, neither his Capital Account nor any part thereof shall be subject to withdrawal or redemption except with the consent of the General Partner. No Partner shall be required to lend the Partnership any funds.

            6.03. Allocations for Tax Purposes. (a) All items of income, gain, loss, deduction and credit realized by or allowable to the Partnership shall be determined and allocated among the Partners for federal, state and local income tax purposes in the same manner as set forth in Section 6.01, except to the extent otherwise required under SectionE704(c) of the Code or otherwise by law.

            (b) The General Partner shall be the "tax matters partner" for all purposes of the Code and shall have the power and authority to effect the allocations provided for in this Section 6.03 and to take such actions as the tax matters partner is required or permitted to take under the Code and to take all other actions that in the good faith opinion of the General Partner are necessary or convenient for the Partnership to take to ensure compliance with the Code or any other applicable law or regulation. Notwithstanding any other provision of this Agreement to the contrary, if in the good faith opinion of the General Partner any of the allocations provided for in this Section 6.03 shall be prohibited by the Code or other applicable law or regulation or shall subject the Partnership or any Partner to legal penalty or onerous condition, the General Partner shall have the power and authority to modify any such allocation to the extent necessary to comply with the Code or other applicable law or regulation or to avoid such legal penalty or onerous condition.

            6.04. Valuation. For the purpose of determining Net Value, the value of any Investment as of any date (or, in the event such date is not a business day, as of the next preceding business day) shall be determined as follows:

            (a) marketable Investments listed on a national securities exchange shall be valued at the last sales price on the date of valuation or, in the absence of a sale on such date, at the last bid price on the date of valuation;

            (b) marketable Investments traded in the over-the-counter market and reported in the National Association of Securities Dealers' Automated Quotation System will be valued at the closing bid price as reported by such system; and

            (c) all other Investments shall be valued at fair market value.

            All valuation determinations pursuant to this Section 6.04 shall be made by the General Partner. All such determinations shall be binding on all Limited Partners, absent manifest error.

            6.05. Distributions and Interest Equivalent. (a) The General Partner will have no obligation to make distributions prior to the end of the Partnership's term (other than tax distributions described in Section 6.05(c)) and may reinvest the earnings on and proceeds of any Investments in its sole discretion. The General Partner will determine the time and amount of a distribution in its sole discretion to the extent it decides to make one. The General Partner may make distributions in cash or in kind; the General Partner may also offer the Limited Partners the right to elect the form of their distributions; provided, however, that such election shall not bind the General Partner and the General Partner may, in its sole discretion, make distributions in cash to some Limited Partners and in kind to others. The General Partner in its sole discretion will determine the aggregate amount of and payment dates for any cash and non-cash distributions to Partners after establishing such reasonable reserves as the General Partner deems appropriate in its sole discretion for working capital, contingencies or other items and for the satisfaction of liabilities (including, without limitation, contingent liabilities and the Fixed Return). Distributions from the Partnership shall be made in the following order and priority:

            (i) first, to the General Partner until it has received first (A) an amount equal to the Net Fixed Return and then (B) an amount equal to its aggregate Capital Contributions;

            (ii) second, to the Limited Partners until they have received an aggregate amount equal to their aggregate Capital Contributions; and

            (iii) third, 90% to the Limited Partners and 10% to the General Partner.

Distributions to Limited Partners pursuant to this Section 6.05(a) will be apportioned based on Limited Partnership Percentages.

            (b) Prior to making any distributions (other than tax distributions), the General Partner shall be paid an amount equal to any unpaid Interest Equivalent.

            (c) To the extent cash is available to the Partnership, the General Partner shall make annual distributions of cash to the Partners for payment of applicable federal, state and local taxes on any substantial amount of net realized taxable income not otherwise distributed to the Partners for any fiscal year of the Partnership. Such distributions shall be disbursed as soon as possible after preparation and mailing of the report provided for in Section
9.01. The aggregate amount of any such distribution shall be determined by the General Partner, subject to the limitation that the minimum aggregate amount of such distribution be the tax that would be payable if the taxable income of the Partnership were all allocated to an individual subject to the then-prevailing maximum combined federal, New York State and New York City tax rates (taking into account the extent to which the taxable income allocated by the Partnership was composed of long-term capital gains and the extent to which state and local income taxes may be deductible for federal income tax purposes, but disregarding Sections 67 and 68 of the Code). Each such distribution shall be allocated among the Partners in accordance with the allocation of taxable income to the Partners pursuant to Section 6.03.

            (d) To the extent the Partnership is required by law to withhold or to make tax payments on behalf of or with respect to any Partner, the General Partner may withhold such amounts, or make such tax payments ("Tax Advances"), as so required. All Tax Advances made on behalf of a Partner shall, at the option of the General Partner, be promptly paid to the Partnership by the Partner on whose behalf such Tax Advances were made or be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Partner; provided, however, that if the amount of the next succeeding distribution or distributions or proceeds of liquidation is reduced, such amount shall include an amount to cover interest on the Tax Advance at the lesser of (i) the Cost of Funds Rate plus 50 basis points and (ii) the maximum rate permitted by applicable law. If the General Partner makes such a reduction of the proceeds payable to a Partner pursuant to the preceding sentence for repayment of a Tax Advance by such Partner, for all other purposes of this Agreement such Partner shall nevertheless be treated as having received all distributions (whether before or upon liquidation) unreduced by the amount of such Tax Advance. Each Partner does hereby agree to indemnify and hold harmless the Partnership and the General Partner from and against any liability with respect to withholding and Tax Advances required on behalf of or with respect to such Partner.

            (e) No Partner shall have the right to withdraw its Capital Contribution or any part thereof from the Partnership or to receive a return of its Capital Contribution or any part thereof except upon termination and dissolution of the Partnership, or except as may be permitted by the General Partner in its sole discretion.

                                ARTICLE VII

                                 Partners

            7.01. Designation of Limited Partners. (a) The General Partner may at any time invite any Person to become a Limited Partner by delivery of a private placement memorandum, a subscription agreement, a Capital Call Notice and any other documents deemed necessary or appropriate by the General Partner or its counsel. Any Person invited to become a Limited Partner shall not be deemed to be a Limited Partner until such Person has returned an executed counterpart of this Agreement and a subscription agreement (and any other documents that the General Partner or its counsel deems necessary prior to such Person becoming a Limited Partner) to the General Partner and been admitted to the Partnership pursuant to Section 7.05. The value of any Interest (whether a Reserve Interest or otherwise) which is sold to a new Limited partner shall be determined in the sole discretion of the General Partner.

            (b) An individual who is an independent contractor with PaineWebber may be admitted as a Limited Partner. If an independent contractor is admitted as a Limited Partner, all references herein to the termination of employment of a Limited Partner shall refer to the termination of such individual's consulting arrangement with PaineWebber. Unless the General Partner determines otherwise, an individual who is an employee of PaineWebber at the time of becoming a Limited Partner and who subsequently becomes an independent contractor with PaineWebber following such individual's termination of employment shall not be deemed employed by PaineWebber after the date of such individual's termination of employment by virtue of any such independent contractor arrangement.

            (c) An individual who is a director of PaineWebber may be admitted as a Limited Partner. If a director of PaineWebber is admitted as a Limited Partner, all references herein to the termination of employment of a Limited Partner shall refer to the termination of such individual's services as a director of PaineWebber.

            (d) The General Partner's right to designate all of the Limited Partners shall be exercised in its sole discretion and shall not be subject to challenge by any Limited Partner.

            7.02. Vesting of Interests; Purchase of a Limited Partner's Interest. (a) Prior to JanuaryE10, 2000, the Limited Partners shall be entirely unvested in their Interests. On and after JanuaryE10, 2000, such Limited Partners shall be entirely vested in their Interests. Notwithstanding the foregoing, the Limited Partners shall vest immediately in their Interests upon the declaration of the Operative Date following a Change in Control. The Partnership shall terminate and be dissolved in accordance with the provisions of Article VIII hereof (without regard to Section 8.01(a)) as of any date declared the Operative Date by the Disinterested Directors.

            (b) In the event the employment of a Limited Partner by PaineWebber shall terminate for any reason (other than death, permanent disability as determined by the Compensation Committee, Approved Retirement or Cause), the General Partner shall have the right (the "Repurchase Right"), but not the obligation, exercisable in its sole discretion and on written notice, sent by certified mail (or its equivalent) or by overnight courier (the "Repurchase Notice") and given within the 120-day period beginning on the day following the date of such termination, to purchase for cash such Limited Partner's Interests (or the rights of any Successor in Interest, if any, to receive allocations and distributions with respect to the Interests), on the date set forth in the Repurchase Notice, at a price determined as follows:

            (i) If such termination occurs on or after the date such Limited Partner's Interests have become entirely vested, an amount equal to the Valuation Price; and

            (ii) If such termination occurs before such Limited Partner's Interests have become entirely vested, an amount equal to the lesser of
      (A) the Valuation Price or (B) the Formula Price.

            (c) In the event the employment of a Limited Partner by PaineWebber shall terminate by reason of death, disability or Approved Retirement, the Limited Partner (or the estate of the Limited Partner, in the event of death) shall continue to participate in the Partnership as a Limited Partner unless the Limited Partner (or the estate of the Limited Partner, in the event of death) and the General Partner mutually agree to the repurchase of such Limited Partner's Interests by the General Partner for an amount not to exceed the Valuation Price.

            (d) In the event that PaineWebber terminates the employment of a Limited Partner for Cause, the General Partner shall have the right, but not the obligation, exercisable in its sole discretion and, by delivering a Repurchase Notice to the Limited Partner within the 120-day period beginning on the day following the date of the termination, to repurchase for cash at the lesser of the Valuation Price and the Formula Price all of such Limited Partner's Interests (or the rights of any Successor in Interest, if any, to receive allocations and distributions with respect to the Interests), whether vested or unvested.

            (e) The General Partner or its assignee will pay for the Interests to be acquired in cash as soon as practicable but in no event later than 90 days following the date of the Repurchase Notice. A Limited Partner whose Interests are repurchased as described above will forfeit the related portion of his or her interest in the Partnership's income. The determination of the General Partner of the purchase price for the repurchased Interests shall be made in good faith and shall be final and binding on the Limited Partner. Any value of repurchased Interests in excess of the amount paid by the General Partner therefor pursuant to the provisions of this SectionE7.02 shall be retained by the General Partner, and the Limited Partners shall have no claim for any such value. Any such repurchased Interests shall be retained for the account of the General Partner and, subject to SectionsE8.01(b) and 10.05, the General Partner shall have all the rights and powers of a Limited Partner with respect to such repurchased Interests.

            7.03. Transfer of a Limited Partner's Interest. Each Limited Partner shall have the right to sell, assign, mortgage, pledge or otherwise dispose of or transfer all or any part of his Interests, but only with the prior written consent of the General Partner. No Person acquiring any Limited Partner's Interests shall become a Partner, or acquire such Limited Partner's right to participate in the affairs of the Partnership to the extent permitted herein, unless such Person shall be admitted as a Limited Partner pursuant to Section
7.05. Such Person, however, shall, to the extent of the transferred Interests, be entitled to such Limited Partner's share of allocations and distributions pursuant to Articles VI and VIII (subject to the right of the General Partner to repurchase such Interests pursuant to Sections 5.01(b) and 7.02).

            7.04. Transfer of General Partner's Interest. The General Partner may not transfer or assign its interest as General Partner of the Partnership to any Person other than PWG or a wholly owned subsidiary of PWG. No transfer of the General Partner's interest shall be effective, and the General Partner shall not cease to be a general partner of the Partnership, unless and until the transferee thereof is admitted as a General Partner of the Partnership and agrees in writing to continue the business of the Partnership with itself as General Partner and to be bound by the provisions of this Agreement.

            7.05. Admission or Substitution of New Limited Partners. (a) The General Partner may admit at any time as an additional Limited Partner any Person not already a Limited Partner who shall (i) purchase an Interest from the General Partner and make a Capital Contribution or (ii) purchase a Reserve Interest from the General Partner. The General Partner also shall have the right, in its sole discretion, to admit as a substitute or additional Limited Partner any Person who acquires in accordance with this Agreement the Interests of a Limited Partner. The admission of any Person as a substitute or additional Limited Partner shall be in writing signed by the General Partner but shall not be effective until such Person's written acceptance and adoption of all the terms and provisions of this Agreement. The General Partner's failure or refusal to admit a transferee (as to whom the General Partner has given its written consent pursuant to Section 7.03) as a substitute or additional Limited Partner shall not affect the right of such transferee to receive allocations and distributions pursuant to Articles VI and VIII to which his predecessor in interest was entitled.

            (b) A transferee who is admitted as a substitute or additional Limited Partner pursuant to this Section 7.05 shall reimburse the General Partner for any expenses incurred by it as a result of such transferee's admission to the Partnership.

            7.06. Withdrawal of a Limited or General Partner. (a) A Limited Partner may not withdraw from the Partnership without the consent of the General Partner, which consent may be withheld for any reason whatsoever or for no reason. In the event that the General Partner consents to the withdrawal of a Limited Partner from the Partnership, such Limited Partner shall receive distributions from the Partnership as if such withdrawal had not occurred.

            (b) Subject to Section 7.06(c), the General Partner may withdraw from the Partnership as of the end of any fiscal year by delivery to each of the Limited Partners of written notice of such withdrawal not less than 50 calendar days before the effective date thereof.

            (c) The withdrawal of any Partner shall be a Final Event with respect to such Partner, within the meaning of Section 7.07.

            7.07. Final Events with Respect to a Partner. Upon the occurrence of a Final Event with respect to any Partner, such Partner shall thereupon cease to be a Partner. If such a Final Event shall occur, no Successor in Interest to any such Partner shall for any purpose hereof become or be deemed to become a Partner. The sole right, as against the Partnership and the remaining Partners, acquired hereunder by, or resulting hereunder to, a Successor in Interest to any Partner shall be to receive any distributions and allocations pursuant to Articles VI and VIII (subject to the right of the General Partner to purchase the Interests of such former Partner pursuant to Section 7.02(b)) to the extent, at the time, in the manner and in the amount otherwise payable to such Partner had such a Final Event not occurred, and no other right shall be acquired hereunder by, or shall result hereunder to, a Successor in Interest to such Partner, whether by operation of law or otherwise. Until distribution of any such Partner's interest in the Partnership upon the dissolution of the Partnership as provided in Article VIII, neither his Capital Account nor any part thereof shall be subject to withdrawal or redemption without the consent of the General Partner. The Partnership shall be entitled to treat any Successor in Interest to such Partner as the only Person entitled to receive distributions and allocations hereunder.

            7.08. Continuation of Partnership. If a Final Event shall occur with respect to one or more Limited Partners, no dissolution or termination of the Partnership shall be effected thereby, and the remaining Partners shall continue the Partnership and its business until the dissolution or termination thereof as provided herein. If a Final Event shall occur with respect to a General Partner and there is no other General Partner in the Partnership, the Partnership shall terminate and shall be dissolved in accordance with Article VIII, unless, within 30 days after the occurrence of any such Final Event, (i) all of the Limited Partners elect to continue the business of the Partnership and (ii) all of the obligations of the General Partner hereunder are assumed by a successor General Partner approved in writing by all the Limited Partners, in which case the Partnership shall not be dissolved but shall continue.

            7.09. Compliance with Law. Notwithstanding any provision hereof to the contrary, no sale or other disposition of an Interest may be made except in compliance with all federal, state and other applicable laws, including federal and state securities laws.

                                  ARTICLE VIII

                         Dissolution of the Partnership

            8.01. Dissolution. (a) In addition to the dissolution events set forth in SectionsE2.02, 7.02(a) and 7.08, the General Partner may at any time after JanuaryE10, 2000 dissolve the Partnership effective as of the end of the calendar quarter during which written notice of dissolution is given. Such written notice must be delivered to the Limited Partners not less than 30 days before the effective date of such dissolution.

            (b) At the expiration of the Partnership's term (subject to extension as provided in SectionE2.02), the business and property of the Partnership shall be wound up and liquidated by the General Partner or, in the event of the unavailability of the General Partner or after the declaration of the Operative Date by the Disinterested Directors, by such Limited Partners or other Persons as shall be named by a majority in interest of the Limited Partners (based upon Limited Partnership Percentages). For purposes of this
Section 8.01(b), the General Partner shall not be permitted to participate in the naming of any such Person on account of any Reserve Interests or other Interests held by the General Partner, and the General Partner's Capital Contributions with respect to such Reserve Interests or other Interests shall not be taken into account in the calculation of the Limited Partnership Percentage with respect to each Limited Partner. For purposes of SectionsE8.01(d) and 8.02, references to the General Partner shall be deemed also to refer to any party or parties selected by the Limited Partners pursuant to this SectionE8.01(b) to perform the General Partner's duties upon dissolution of the Partnership.

            (c) Within 60 days after the effective date of dissolution of the Partnership, the Partnership's assets (except, in the case of clause (iii) below, for amounts reserved pursuant to SectionE8.02) shall be distributed in the following order and priority:

            (i) first, all debts and liabilities to creditors of the Partnership who are not Partners shall be paid and discharged or provision therefor shall be made (through establishment of reserve accounts or otherwise);

            (ii) second, the claims of all creditors of the Partnership who are General Partners shall be paid and discharged or provision therefor shall be made (through establishment of reserve accounts or otherwise);

            (iii) third, the claims of all creditors of the Partnership who are Limited Partners shall be paid and discharged or provision therefor shall be made (through establishment of a reserve or otherwise);

            (iv) fourth, any remaining accrued and unpaid Interest Equivalent shall be paid to the General Partner; and

            (v) fifth, the remaining assets of the Partnership shall be paid to the Partners in accordance with the distribution provisions described in SectionE6.05(a).

            (d) If payment is made in non-cash assets, the value of such assets shall be determined by the General Partner in accordance with Section 6.04 hereof. In the event of any distribution of non-cash assets to any Limited Partner, such Limited Partner agrees, if requested by the General Partner at the time of such distribution, to deliver to the Partnership a letter in form and substance satisfactory to the General Partner, or which may be deemed necessary or desirable by the General Partner, to comply with governmental regulations, including restrictions on the resale of securities.

            8.02. Amounts Reserved. (a) If there are any Investments which, in the judgment of the General Partner, cannot be sold, or properly distributed in kind in the case of dissolution, without sacrificing a significant portion of the value thereof or without violating the terms of any agreement to which the Partnership is a party with respect to such Investment, the value of a Partner's interest in each such Investment may be excluded from the amount distributed to such Partner pursuant to SectionE8.01(c)(v). Any Partner's interest, including his pro rata interest in any gains, losses or distributions, in Investments so excluded shall not be paid or distributed until such time as the General Partner (or any other appropriate party selected pursuant to Section 8.01(b)) shall determine. Such assets may be placed in a trust by the General Partner or held by the Partnership (the term of which may be extended for the sole purpose of holding Investments pending economically reasonable disposition or distribution) until they can be disposed of or be distributed to the Partners. No consent of the Limited Partners is needed for the General Partner to extend the term of the Partnership or to place Investments in a trust pending future distribution. After the declaration of the Operative Date, the General Partner shall place any Investment described in this SectionE8.02(a) in a trust, the trustee of which shall be a financial institution which performs trust services in the normal course of its business activities and which is not an Affiliate of PaineWebber (determined after the Change in Control which precipitated the declaration of the Operative Date). The trustee described in the previous sentence shall consult with the party or parties selected pursuant to SectionE8.01(b) in determining the appropriate time or times at which the Investments it holds shall be liquidated or distributed.

            (b) If there is any pending transaction, or claim by or against the Partnership, as to which the interest or obligation of any Partner therein cannot, in the judgment of the General Partner, be then ascertained, the value thereof or probable loss therefrom may be deducted from the amount distributable to such Partner pursuant to SectionE8.01(c)(v). No amount shall be paid or charged to any such Partner on account of any such transaction or claim until its final settlement or such earlier time as the General Partner shall determine. The Partnership may meanwhile retain from other sums due such Partner an amount which the General Partner estimates to be sufficient to cover the share of such Partner in any probable loss or liability on account of such transaction or claim.

            (c) Upon determination by the General Partner that circumstances no longer require the exclusion of Investments or retention of sums as provided in Sections 8.02(a) and (b), the General Partner shall, at the earliest practicable time, pay such sums or distribute such Investments or the proceeds realized from the sale of such Investments to each Partner from whom such sums or Investments have been withheld.

                                   ARTICLE IX

                              Reports to Partners

            9.01. Books of Account. (a) Appropriate books of account shall be kept at the principal place of business of the Partnership, and each Partner shall have access to all books, records and accounts and the right to make copies thereof under such conditions and restrictions as the General Partner may reasonably prescribe. The books and records of the Partnership shall be reviewed and reported on as of the end of each fiscal year by accountants selected by the General Partner for this purpose. Within 120 days after the end of each fiscal year or, if later, as soon as practicable after receipt of applicable financial information, the Partnership will cause to be mailed to each Partner a written report, which shall include a statement prepared by the Partnership setting forth such Partner's Capital Account and the amount of such Partner's allocable share of the Partnership's items of income and deduction, capital gain and loss or credit for such year, in sufficient detail to enable him to prepare his federal, state, local and other tax returns.

            (b) At the same time as financial statements are furnished pursuant to Section 9.01(a), the Partnership shall cause to be made available, upon request and under conditions and restrictions as the General

Partner may reasonably prescribe, a balance sheet, a statement of income and expense and a statement of changes in financial position of the Partnership, each for such fiscal year.

            (c) The General Partner shall also cause to be delivered to each Limited Partner such other information as such Limited Partner may reasonably request for the purpose of enabling him to comply with any reporting or filing requirements imposed by any governmental agency or authority pursuant to any statute, rule, regulation or otherwise.

            9.02. Fiscal Year. The fiscal year of the Partnership shall end on December 31 of each calendar year unless otherwise determined by the General Partner.

                                    ARTICLE X

                                  Miscellaneous

            10.01. Governing Law. The terms of this Agreement and all rights and obligations of the Partners hereunder shall be governed by the laws of the State of Delaware.

            10.02. Indemnification. The General Partner shall not be liable to any Partner for any action taken or not taken by the General Partner or for any action taken or not taken by any other Partner or other Person with respect to the Partnership. The Partnership shall indemnify PWG, the General Partner and each of the General Partner's officers and directors against any losses, claims, damages or liabilities (including legal or other expenses reasonably incurred in investigating or defending against any such losses, claims, damages or liabilities), joint or several, to which PWG may become subject by reason of its being the sole shareholder of the General Partner, to which the General Partner may become subject by reason of its being the General Partner or to which such officers and directors of the General Partner may become subject by reason of their being officers or directors of the General Partner. Notwithstanding the above, the General Partner shall not be exculpated or exonerated from liability, and PWG, the General Partner and each of the General Partner's officers and directors shall not be indemnified against loss, for violations of federal or state securities laws or for any other intentional or criminal wrongdoing. Limited Partners will not be personally obligated with respect to indemnification pursuant to this Section 10.02.

            10.03. Notice. All notices hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail, return receipt requested, to the Partnership at 1285 Avenue of the Americas, New York, New York 10019, to the attention of the General Partner, or to such other address or addresses as to which the Partners shall have been given notice, and to the Partners at the addresses as to which the Partnership shall have been given notice.

            10.04. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by all the parties so long as each counterpart signed by a Limited Partner shall also be signed by the General Partner.

            10.05. Completeness and Amendments. This Agreement sets forth the entire understanding of all the parties. The provisions of this Agreement shall not be amended except by an instrument in writing executed (i) by the General Partner (or, if there is more than one General Partner, by the General Partner or General Partners entitled to act for the Partnership in accordance with the proviso to the last sentence of SectionE4.01(a)) and (ii) by a majority in interest of the Limited Partners (based upon Limited Partnership Percentages), except that any provision of this Agreement requiring the approval or consent of greater than a majority in interest of the Limited Partners shall not be amended except by an instrument in writing executed by the percentage in interest of Limited Partners whose approval or consent would be required by such provision. For purposes of clause (ii) of this Section 10.05, the General Partner shall not be entitled to vote as a Limited Partner on account of any Reserve Interests or other Interests held by the General Partner, and the General Partner's Capital Contributions with respect to such Reserve Interests or other Interests shall not be taken into account in the calculation of the Limited Partnership Percentage with respect to each Limited Partner.

            10.06. Power of Attorney. The Limited Partners hereby appoint the person who from time to time shall be a General Partner, including a successor General Partner, as their true and lawful representative and attorney-in-fact, in their name, place and stead to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required by this Agreement or by the laws of the United States of America, the State of Delaware or any other state in which the Partnership shall determine to do business, or any political subdivision or agency thereof, to execute, implement and continue the valid and subsisting existence of the Partnership. The General Partner, as representative and attorney-in-fact, however, shall not have any rights, powers or authority to amend or modify this Agreement when acting in such capacity, except as expressly provided herein. Such power of attorney is coupled with an interest and shall continue in full force and effect notwithstanding the subsequent occurrence of a Final Event with respect to any Limited Partner.

           IN WITNESS WHEREOF, the parties hereto have hereuntoEexecuted this Agreement as of the date first above written.

                                    GENERAL PARTNER:

                                    PW Partners Inc.


                                    By:
                                       --------------------------
                                    Name: Ronald M. Schwartz
                                    Title: President

                                    Address of General Partner:
                                    1285 Avenue of the Americas
                                    New York, New York  10019


                                    LIMITED PARTNER:
                                    ----------------

                                    Name:

                                    Address of Limited Partner:
                                    =================================

    THE LIMITED PARTNERSHIP INTERESTS EVIDENCED BY THIS PARTNERSHIP AGREEMENT
     HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY
               STATE SECURITIES LAW AND MUST BE HELD INDEFINITELY.